UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NBC Capital Corporation

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                    , 2005

Dear Fellow Shareholders:

We cordially invite you to attend the 2005 annual meeting of shareholders of NBC Capital Corporation. The annual meeting will be held beginning at 5:00 p.m., local time, on Tuesday, June 14, 2005, at the National Bank of Commerce, Columbus Banking Center, 803 Main Street, Columbus, Mississippi. The formal notice of the annual meeting appears on the next page.

The annual meeting has been called for the following purposes: (1) to elect twenty-one directors of NBC Capital Corporation to serve until the 2006 annual meeting; (2) to consider and vote upon a proposed amendment to the Corporation’s Articles of Incorporation to eliminate preemptive rights for shareholders; (3) to consider and vote upon a proposed amendment to the Corporation’s Articles of Incorporation that would eliminate cumulative voting rights in the election of directors; and (4) to transact such other business as may properly come before the annual meeting or any adjournment thereof.

We hope that you will be able to attend the annual meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your board of directors recommends a vote “FOR” the election as directors of those nominees named in the accompanying proxy statement, the proposal to eliminate preemptive rights for shareholders and the proposal to eliminate cumulative voting rights in the election of directors.

We are gratified by our shareholders’ continued interest in NBC Capital Corporation, and are pleased that in the past so many of you have voted your shares. We look forward to seeing you at the annual meeting.

Sincerely yours,

Lewis F. Mallory, Jr.

Chairman of the Board and

Chief Executive Officer

NBC CAPITAL CORPORATION

803 Main Street

Columbus, Mississippi 39701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 14, 2005

Notice is hereby given that the annual meeting of shareholders of NBC Capital Corporation will be held beginning at 5:00 p.m., local time, on Tuesday, June 14, 2005 at the National Bank of Commerce, Columbus Banking Center, 803 Main Street, Columbus, Mississippi. The annual meeting has been called for the following purposes:

•	to elect 21 directors of NBC Capital Corporation, to serve until the 2006 annual meeting or until their successors are duly elected and qualified;

•	to consider and vote upon a proposed amendment to the Corporation’s Articles of Incorporation to eliminate preemptive rights for shareholders;

•	to consider and vote upon a proposed amendment to the Corporation’s Articles of Incorporation that would eliminate cumulative voting rights in the election of directors;

•	to transact such other business as may properly come before the annual meeting.

The board of directors has fixed the close of business on Friday, April 15, 2005 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the annual meeting.

Your vote is important. Regardless of whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it in the envelope provided as promptly as possible. A proxy may be revoked at any time before it is voted at the annual meeting.

By Order of the Board of Directors,

Hunter M. Gholson

Secretary

                    , 2005

NBC CAPITAL CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD TUESDAY, JUNE 14, 2005

This proxy statement is furnished to the shareholders of NBC Capital Corporation (the “Corporation” or the “Company”), in connection with the solicitation of proxies on behalf of the board of directors for use at the 2005 annual meeting of shareholders to be held at 5:00 p.m., local time, on Tuesday, June 14, 2005, at the National Bank of Commerce, Columbus Banking Center, 803 Main Street, Columbus, Mississippi, or any adjournments or postponements thereof.

The Corporation’s principal executive offices are located at 301 East Main Street, Starkville, Mississippi 39759, and its telephone number is (662) 323-1341.

This proxy statement, the accompanying proxy card and the notice of annual meeting are first being distributed to shareholders on or about                     , 2005.

At the meeting, shareholders will have the opportunity to consider and vote upon:

•	the election of 21 directors to serve until the 2006 annual meeting;

•	a proposal to amend the Corporation’s Articles of Incorporation to eliminate preemptive rights for shareholders;

•	a proposal to amend the Corporation’s Articles of Incorporation that would eliminate cumulative voting rights in the election of directors; and

•	any other matter that may properly come before the annual meeting or any adjournments thereof.

The board of directors has fixed the close of business on Friday, April 15, 2005 as the record date for the annual meeting. Only shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the annual meeting. As of April 15, 2005, there were              shares of the Corporation’s common stock outstanding. The Corporation has no other outstanding class of securities.

If you have not already done so, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed, postage-paid envelope.

Solicitation and Revocation of Proxies

If you have delivered a proxy for the annual meeting, you may revoke it any time before it is voted by attending the meeting and voting in person, giving written notice revoking your proxy to the corporate secretary prior to the date of the annual meeting, or by submitting a signed proxy before the meeting dated later than your initial proxy.

If a proxy card is returned properly signed and dated, the shares represented by the proxy will be voted at the annual meeting in accordance with the instructions on the card. If a proxy card is returned properly signed and dated but with no instructions given, the shares represented by that proxy card will be voted “FOR” the election as directors of those nominees named herein and all other proposed amendments to the Corporation’s articles of incorporation, as recommended by the Corporation’s board of directors. The proxy card also gives the individuals named as proxies discretionary authority to vote the shares represented on any other matter that is properly presented for action at the annual meeting. The board of directors is not aware of any other matter to be presented at the meeting other than those specifically discussed in this proxy.

The Corporation will bear the cost of soliciting proxies from its shareholders. The Corporation will solicit shareholder votes by mail and possibly by telephone or other means of telecommunication. Directors, officers and employees of the Corporation may also solicit shareholder votes in person. If these individuals solicit your vote in person, they will receive no additional compensation for doing so. The Corporation’s stock transfer agent, SunTrust Bank, will also assist in the solicitation of proxies from brokers and nominees of shareholders for the meeting. The Corporation estimates that fees of SunTrust will not exceed $15, 000, plus out-of-pocket costs and expenses. The Corporation will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners.

Quorum

A majority of the votes entitled to be cast at the annual meeting constitutes a quorum. A share, once represented for any purpose at the annual meeting, is deemed present for purposes of determining a quorum for the remainder of the annual meeting. This is true even if the shareholder abstains from voting with respect to any matter brought before the annual meeting.

Each share of the Corporation’s common stock outstanding on April 15, 2005 entitles its holder to one vote on any proposal that may properly come before the annual meeting. In the election of directors, shareholders are entitled to cumulate their votes. See the section titled “Election of Directors” for voting procedures regarding the election of directors.

As of February 28, 2005, the directors and executive officers of the Corporation beneficially owned a total of 1,235,872 shares, or approximately 15.1%, of the outstanding shares of the Corporation’s common stock. These individuals have indicated that they will vote for each of the individuals nominated for director by the board of directors and in favor of all other items listed in the “Notice of Annual Meeting of Shareholders”.

Brokers and other nominee holders have the power to vote shares held by them in the election of directors, but do not have the power to vote on the two proposals listed in the notice of the annual meeting, unless the beneficial owner of the shares directs them to vote on such matters. Broker non-votes will not be counted as present for purposes of determining the total number of votes cast on a particular item that comes before the annual meeting.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

At the annual meeting, shareholders will elect 21 directors, who will serve until the 2006 annual meeting. The board of directors has nominated the 21 persons listed on the proxy card, each of which is currently a director of the Corporation.

Voting Procedures

Shareholders have cumulative voting rights in the election of directors. Cumulative voting entitles a shareholder to give one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of shares held by that shareholder, or to distribute the total votes, computed on the same principle, among as many candidates as the shareholder chooses. For example, because the number of directors to be elected is 21, a shareholder owning ten shares may cast 210 votes for one nominee; ten votes for each of the 21 nominees or allocate the 210 votes among several nominees in any manner. The 21 candidates receiving the highest number of votes cast will be elected.

If a shareholder returns a properly signed and dated proxy card, but does not allocate votes or mark out the name of any nominee on the card, the proxy holders will vote all shares represented by proxy in favor of each of the 21 nominees, while reserving the right, however, to cumulate the votes represented by proxies and distribute them among the nominees at their discretion. Otherwise, the signed proxy card will be voted as indicated on the card. If, for any reason, one or more of the nominees is not available as a candidate for director (an event that the board of directors does not anticipate), the proxy holders will vote for such other candidate or candidates as may be nominated by the board of directors, and discretionary authority to do so is included in the proxy card. If shareholders attending the annual meeting cumulate their votes such that all of the nominees cannot be elected, then the proxy holders will cumulate votes to elect as many of the board’s nominees as possible.

Nominees

The following table provides information about the 22 nominees. Unless otherwise indicated, each director has engaged in the principal occupation listed for at least five years.

Name	Age	Director Since	Principal Occupation
Mark A. Abernathy (1)(6)(7)	48	1994	President and Chief Operating Officer, National Bank of Commerce and the Corporation

David Byars (2)(7)	51	1998	President, Byars Furniture and David Byars Properties

Robert S. Caldwell, Jr. (2)(6)	63	1999	President, Caldwell Furniture & Properties and Brownwell Realty and Realtor through Swoope Realty

Robert L. Calvert, III (1)(3)(4)(5)	65	1999	President, Calvert Spalding Engineers, Inc.

Name	Age	Director Since	Principal Occupation

Robert A. Cunningham (1)(2)(4)(5)(6)	59	1990	Managing Partner, Valley Farm, a farming, timber and gravel business

J. Nutie Dowdle (1)(3)(4)(5)	61	1990	President, Dowdle Butane Gas Co., Inc. and Wholesale LP Gas Co.

Gregory M. Duckett	45	2005	Senior Vice President and Corporate Counsel, Baptist Memorial Health Care

James C. Galloway, Jr. (5)(6)	52	1997	President, Galloway-Chandler-McKinney Insurance Agency, Inc.

Hunter M. Gholson (1)(5)(7)	72	1974	Partner, Gholson, Hicks & Nichols

James D. Graham (2)(6)(7)	55	2001	President, Grayco, Inc., a commercial real estate company

Bobby L. Harper (1)(6)	63	1977	President, Columbus Region, National Bank of Commerce and Chairman of Executive Committee of the Corporation

Clifton S. Hunt	47	2005	President, Standard Construction Company, Inc.

Robert S. Jones (1)(3)(7)	73	1973	Retired auto dealer

Dan R. Lee (2)	57	2004	Chairman, President and CEO, Microtek Medical Holdings, Inc., a manufacturer and distributor of medical products

Lewis F. Mallory, Jr. (1)(5)(6)(7)	62	1969	Chairman of the Board and Chief Executive Officer, National Bank of Commerce and the Corporation

Thomas J. Prince, Jr. (6)(7)	63	1990	Executive Vice President, Division Manager of Consumer Financial Services, National Bank of Commerce and Vice President of the Corporation

Allen B. Puckett, III, (1)(3)(4)(5)	54	1987	President & CEO, Columbus Brick Corporation

Dr. James C. Ratcliff (6)(7)	73	1978	Retired physician

Sammy J. Smith (6)(7)(8)	65	1977	President, Smith & Byars Men’s Clothing,

H. Stokes Smith (2)(6)(7)(8)	68	1999	National Sales Manager, The Westmount Corporation, a manufacturing company

Henry S. Weiss (1)(2)(3)(7)	74	1988	President, Industrial Fabricator, Inc., a manufacturer of fabricated steel products

(1)	Member of Executive Committee
(2)	Member of Audit Committee
(3)	Member of Compensation Committee
(4)	Member of Nominating and Corporate Governance Committee.
(5)	Member of Capital Planning Committee
(6)	Member of Compliance Committee
(7)	Member of Trust Investment Committee
(8)	Mr. Sammy J. Smith and Mr. H. Stokes Smith are brothers

CORPORATE GOVERNANCE

Governance Guidelines

Listed below are excerpts from the Company’s corporate governance guidelines, which the Board reviews at least annually. A complete copy of the Company’s corporate governance guidelines is posted on the Company’s website at www.nbcbankline.com.

1.	Director Qualifications

•	The Board will have a majority of directors who meet the criteria for independence required by the American Stock Exchange and federal law. The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. This assessment will include members’ qualification as independent, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board. Nominees for directorship will be selected by the Nominating and Corporate Governance Committee in accordance with the policies and principles in its charter, and will be approved by the Board before being elected or submitted to the shareholders for election.

•	No director may serve on more than two other public company boards. No director may be nominated to a new term if he or she would be age 75 or older at the time of the election. A director will retire from the Board at the meeting held during the month in which the age of 75 is reached.

•	The Board does not believe it should establish term limits. While term limits could help insure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. As an alternative to term limits, the Nominating and Corporate Governance Committee will review each director’s continuation on the Board every three years. This will allow each director the opportunity to conveniently confirm his or her desire to continue as a member of the Board.

2.	Director Responsibilities

•	The Board has no policy with respect to the separation of the offices of Chairman and the Chief Executive Officer. The Board believes that it should allow itself sufficient flexibility on this issue to provide for an effective succession planning process and an organization and management structure that accommodate the best interests of the company’s shareholders. The Board also believes that it should make a fresh determination of this issue when it elects a new chief executive officer or at any other time it deems appropriate.

•	The Chairman will establish the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting. The Board will review the Company’s long-term strategic plans and the principal issues that the Company will face in the future during at least one Board meeting each year.

•	The non-management directors will meet in executive session at least annually. Even though these directors are required to meet annually, as a matter of practice, they meet on a quarterly basis. The director who presides at these meetings will be chosen by the non-management directors, and his name will be disclosed in the annual proxy statement.

3.	Board Committees

•	The Board will have at all times an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. All of the members of these committees will be independent directors under the criteria established by the American Stock Exchange and federal law. Committee members will be appointed by the Board upon recommendation of the Nominating and Corporate Governance Committee with consideration of the desires of individual directors.

•	Each committee will have its own charter. The charters will set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board. The charters will also provide that each committee will annually evaluate its performance.

•	The Board and each committee have the power to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance, subject to approval by the Board of Directors; provided, however, that the Audit Committee has the authority to hire independent legal, financial or other advisors as the Audit Committee deems necessary, without approval of any other party.

4.	Director Access to Officers and Employees

•	Directors have full and free access to officers and employees of the Company.

•	The Board welcomes regular attendance at each Board meeting of senior officers of the Company and additional Company personnel attendees if requested to attend by the CEO.

5.	Director Compensation

•	The form and amount of director compensation will be determined by the Compensation Committee in accordance with the policies and principles set forth in its charter, and the Compensation Committee will conduct an annual review of director compensation. The Compensation Committee will consider that directors’ independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.

6.	Management Succession

•	The Nominating and Corporate Governance Committee will conduct an annual review of the CEO’s performance, as set forth in the Company’s by-laws. The Board of Directors will review the Nominating and Corporate Governance Committee’s report in order to ensure that the CEO is providing the best leadership for the Company in the long-and short-term.

•	The Nominating and Corporate Governance Committee, along with the CEO, should make an annual report to the Board on succession planning. The committee will be guided by any previous action the Board may have taken on this matter. The entire board will be invited to nominate and evaluate potential successors to the CEO.

7.	Annual Performance Evaluation

•	The Board of Directors will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating and Corporate Governance Committee will receive comments from all directors and report annually to the Board with an assessment of the Board’s performance. This will be discussed with the full Board following the end of each fiscal year. The assessment will focus on the Board’s contribution to the Company and specifically focus on areas in which the Board or management believes that the Board could improve.

Independence

The Board has determined that David Byars, Robert S. Caldwell, Jr., Robert L. Calvert, III, Robert A. Cunningham, J. Nutie Dowdle, Gregory M. Duckett, James D. Graham, Clifton S. Hunt, Robert S. Jones, Dan R. Lee, Allen B. Puckett, III, Dr. James C. Ratcliff, Sammy J. Smith, H. Stokes Smith and Henry S. Weiss qualify as independent directors under the standards referred to above under “Governance Guidelines.”

Meetings and Certain Committees of the Board of Directors

The board of directors met on the third Wednesday of each month in 2004 with the exception of May, in which the annual shareholders’ meeting was held. During the year ended December 31, 2004, the board held 11 regular meetings and two special meetings. Each director attended at least 75% of all meetings held by the board and the committees on which he served, except for director J. Nutie Dowdle. During 2004, Mr. Dowdle had an unusual amount of travel associated with serving as President of the national trade association for his business.

The board has established various standing committees, including the executive committee, the audit committee, the nominating and corporate governance committee, the capital planning committee, the compliance committee, the compensation committee and the trust investment committee. These committees generally meet either monthly or quarterly and at call. During 2004, the executive committee met 13 times, the audit committee met 6 times, the nominating and corporate governance committee met 3 times, the capital planning committee met 4 times, the corporate compliance committee met 2 times, the compensation committee met 3 times and the trust investment committee met 4 times.

The Board has determined that Dan R. Lee is an audit committee financial expert, as defined under the federal securities laws.

If you would like additional information on the responsibilities of the audit, compensation, or nominating and corporate governance committees, you can find their charters posted on the Company’s website at www.nbcbankline.com. In addition, a copy of the audit committee charter is attached to this proxy statement as Appendix A.

The Company expects all of its directors to attend the Company’s annual shareholders meetings. Each director attended the 2004 annual shareholders meeting, except for Ralph E. Pogue, who retired from the Board of Directors in January 2005.

Director Nomination Process

The nominating committee considers potential nominees for Board membership in various ways, and will review any suggestions submitted by shareholders. Such suggestions, together with appropriate biographical information, should be submitted to the Corporate Secretary and must be received no later than 90 days prior to the month and day that the proxy materials regarding the last election of directors to the Board of the corporation were mailed to shareholders. The notice must include the nominee’s full name, age and date of birth, educational background, a list of business experience and positions held for the preceding five years, home and office addresses and telephone numbers, and include a signed representation by the nominee to timely provide all information requested by the corporation as part of its disclosures in regard to the solicitation of proxies for the election of directors. The name of each such candidate for director must be placed in nomination at the annual meeting by a stockholder present in person and the nominee must be present in person at the meeting for the election of directors.

The Corporation’s bylaws provide that a director must be a stockholder of the Corporation, and may not be under the age of twenty-one or over seventy-five years of age at the time of the shareholders’ meeting at which he or she is elected. In addition, directors may not serve as attorney for any other financial institution or bank or savings and loan holding company, and may not be a member of the Board of Directors of any other financial institution or bank or savings and loan holding company if such service is prohibited by laws or regulations applicable to depository institutions.

The Nominating Committee will consider candidates nominated by shareholders in accordance with the bylaws. Upon receipt of any such nominations, the Committee will review the submission for compliance with the bylaws. Under the Company’s corporate governance guidelines, the Nominating Committee assesses director candidates based on their independence, diversity, age, character, skills and experience in the context of the needs of the Board. Although the guidelines permit the Nominating Committee to adopt additional selection guidelines or criteria, it has chosen not to do so. Instead, the Nominating Committee periodically assesses skills and characteristics then required by the Board based on the Board’s configuration and future challenges at the time of the assessment. The Nominating Committee believes this flexible approach enables it to respond to changes caused by director retirements and industry developments. Although the Company does not have a history of receiving director nominations from shareholders, the Nominating Committee envisions that it would evaluate any such candidate on the same terms as other proposed nominees, but would place a substantial premium on retaining incumbent directors who are familiar with the Company’s management, operations, business, industry, strategies and competitive position, and who have previously demonstrated a proven ability to provide valuable contributions to the Board and the Company.

See “Compensation Committee Report” for a description of the functions performed by the compensation committee, and see “Audit Committee Report” for a description of the functions performed by the audit committee.

Compensation of Directors

During 2004, each non-employee director of the Corporation received a $14,400 retainer and $800 for attendance at each meeting of a committee of the board of directors of which he was a member. The secretary of the board received an additional retainer of $38,700, and each member of the executive committee received an additional retainer of $10,800. With the exception of Mr. James C. Galloway, Jr., directors who are employees of the Corporation are not compensated for serving on the board of directors or any of its constituent committees. Mr. Galloway, President of Galloway-Chandler-McKinney Insurance Agency, Inc., a wholly owned subsidiary of National Bank of Commerce, a wholly owned subsidiary of the Corporation, received the same compensation as outside directors.

Presiding Director

As indicated above, the non-management directors meet in executive session at least annually. The non-management directors selected Allen B. Puckett, III to preside over such meetings during 2004. The company’s website posts information on the manner in which Mr. Puckett may be contacted by interested parties.

Stock Ownership of Directors, Officers and Principal Shareholders

The table below shows, as of February 28, 2005, the number of shares of the Corporation’s common stock beneficially owned by each person or entity known by the Corporation to be the beneficial owner of more than 5% of the outstanding shares of common stock, each director and nominee, all executive officers named in the Summary Compensation Table, and all directors and executive officers as a group. Unless otherwise noted, the named persons have sole voting and investment power with respect to the shares indicated.

Name	Number of Shares Beneficially Owned(A)	Percentage Ownership(B)	Options Exercisable Within 60 Days(C)
Mark Abernathy (1)	17,178	*	16,665
David Byars (2)	15,627	*
Robert S. Caldwell (3)	57,319	*
Robert L. Calvert, III (4)	142,414	1.7%
Robert A. Cunningham (5)	109,071	1.3%
J. Nutie Dowdle	122,867	1.5%
Gregory M. Duckett (6)	0	*
James C. Galloway, Jr. (7)	94,679	1.2%
Hunter M. Gholson (8)	80,297	1.0%
James D. Graham	45,799	*
Bobby L. Harper (9)	43,057	*	7,500
Clifton S. Hunt	1,400	*
Robert S. Jones	34,636	*
Lewis F. Mallory, Jr. (10)	124,987	1.5%	41,665
Thomas J. Prince, Jr. (11)	16,880	*	3,000
Allen B. Puckett, III (12)	176,557	2.2%
Dr. James C. Ratcliff (13)	7,397	*
H. Stokes Smith (14)	36,185	*
Sammy J. Smith	5,968	*
Henry S. Weiss	70,043	*
Richard T. Haston (15)	6,054	*	10,833
John R. Davis (16)	3,915	*	5,833

Directors and executive officers as a group (27 persons)	1,235,872	15.1%	103,299

*	Less than one percent

(A)	Includes shares as to which such person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares voting power and/or investment power as these terms are defined in Rule 13d-3(a) under the Securities Exchange Act of 1934.

(B)	Based upon 8,162,511 shares of common stock outstanding.

(C)	Options to acquire the Corporation’s common stock were granted in 2001, 2002 and 2004. The options are subject to a vesting schedule and the options vested and exercisable within 60 days are shown in this column.

(1)	Includes 647 shares held by NBC’s employee stock ownership plan with respect to which Mr. Abernathy has voting power and 2,121 shares held by the Corporation’s Salary Reduction Thrift Plan with respect to which Mr. Abernathy has both voting and investment authority. Also, includes 2,025 shares held in trust for the benefit of his wife, as to which he disclaims beneficial ownership.

(2)	Includes 2,882 shares owned by Mr. Byars’ wife, 1,932 shares over which Mr. Byars serves as custodian for his children, 5,833 shares held through a profit sharing plan, 266 shares held in a business investment account, 778 shares held by family exempt trust, 1,333 held by a marital income trust, and 200 shares held for benefit of his wife over all of which Mr. Byars exercises investment and voting control. Also includes 837 shares held in a trust for his mother, over which, Mr. Byars serves as trustee and exercises investment and voting control.

(3)	Includes 4,668 shares for which Mr. Caldwell serves as custodian for his grandchildren over which he exercises investment and voting control.

(4)	Includes 40,712 shares held by two companies over which Mr. Calvert has sole investment and voting control, and 1,561 shares owned by Mr. Calvert’s wife, as to which he disclaims beneficial ownership.

(5)	Includes 21,829 shares held in a trust with respect to which Mr. Cunningham has shared voting and investment power and 72,730 shares owned by a partnership as to which Mr. Cunningham has sole voting and investment power.

(6)	Mr. Duckett became a member of the Board of Directors at its February 2005 meeting and as of the date of this proxy had not purchased shares of stock in the Company.

(7)	Includes 12 shares held by NBC’s employee stock ownership plan with respect to which Mr. Galloway has voting power and 281 shares held by the Salary Reduction Thrift Plan with respect to which Mr. Galloway has both voting and investment authority.

(8)	Includes 8,000 shares held in trust and 11,130 shares held by Mr. Gholson’s wife, as to which he disclaims beneficial ownership. Also, includes 2,666 shares in a limited liability corporation and 5,666 shares in trust over which Mr. Gholson has sole voting and investment power.

(9)	Includes 41,428 shares held by NBC’s employee stock ownership plan with respect to which Mr. Harper has voting power and 1,630 shares held by the Salary Reduction Thrift Plan with respect to which Mr. Harper has both voting and investment authority.

(10)	Includes 57,233 shares held by NBC’s employee stock ownership plan with respect to which Mr. Mallory has voting power and 2,565 shares held by the Salary Reduction Thrift Plan with respect to which Mr. Mallory has both voting and investment authority.

(11)	Includes 10,022 shares held by NBC’s employee stock ownership plan with respect to which Mr. Prince has voting power.

(12)	Includes 9,557 shares owned by a corporation, over which Mr. Puckett has sole voting and investment authority. Also, includes 6,000 shares owned by Mr. Puckett’s wife as to which he disclaims beneficial ownership.

(13)	Includes 1,717 shares owned by Dr. Ratcliff’s wife as to which he disclaims beneficial ownership.

(14)	Includes 12,490 shares owned by Mr. Smith’s wife as to which he disclaims beneficial ownership.

(15)	Includes 216 shares held by NBC’s employee stock ownership plan with respect to which Mr. Haston has voting power and 1,626 held by the Salary Reduction Thrift Plan with respect to which Mr. Haston has both voting and investment authority.

(16)	Includes 1,930 shares held by NBC’s employee stock ownership plan with respect to which Mr. Davis has voting power and 1,186 held by the Salary Reduction Thrift Plan with respect to which Mr. Davis has both voting and investment authority. Also, includes 799 shares owned by Mr. Davis’s wife as to which he disclaims beneficial ownership.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES.

PROPOSAL TO ELIMINATE PREEMPTIVE RIGHTS OF SHAREHOLDERS

(Item 2 on the Proxy Card)

The Board has approved and adopted for submission to shareholders an amendment to Article 6 of our Articles of Incorporation eliminating preemptive rights for shareholders.

The proposed amendment reads as follows:

Article 6 is hereby amended to read in its entirety as follows:

6. The shares and other securities of the Corporation may be issued for valid corporate purposes upon authorization by the Board of Directors and no shareholder shall have any preemptive rights to purchase or subscribe for shares or other securities of the Corporation.

Vote required

In order to be implemented, this proposal must be approved at the annual meeting by the affirmative vote of the holders of 75% of our outstanding shares of common stock.

Purpose of the proposed amendment

The board of directors is recommending that shareholders vote in favor of the proposed amendment because the board believes that eliminating preemptive rights will enable the Company to raise capital more efficiently and with fewer costs. At the same time, the board believes that the historical protection that preemptive rights offered to shareholders of private companies are not necessary to protect the shareholders of a public company, such as NBC Capital Corporation, against dilution of their voting power in the Company.

Under Article 6, shareholders now have the preemptive right to acquire newly issued shares of our common stock pro rata to their existing holdings when those shares are issued for cash. Accordingly, prior to offering shares of common stock to the public, the Company would have to first offer the shares to existing shareholders in a complex process that guarantees for each shareholder the right to purchase that number of shares that preserves the shareholder’s voting percentage of the Company.

Preemptive rights were originally developed in Mississippi and other states during the 19th century. However, during the 20th century, most companies abandoned these rights. In fact, Mississippi law has recognized this shift away from preemptive rights by mandating that shareholders of modern Mississippi corporations do not have preemptive rights unless the articles of incorporation specifically provide for them.

The original purpose of preemptive rights was to prevent a company or a majority of shareholders of the company from diluting a minority shareholder’s interest. Although these rights may be beneficial in the context of a small, privately held company, they present a cumbersome restriction on the ability of a public company to issue and sell shares for corporate purposes. Moreover, unlike a minority shareholder in a private company, a shareholder of a public company can always prevent dilution of his or her voting power by purchasing more shares on the open market.

Companies that have preemptive rights have greater difficulty and cost associated with raising capital by selling stock than do companies without preemptive rights. In effect, any issuance and sale of stock must be done in two separate offerings, the first being a rights offering to existing shareholders and the second being an underwritten or other offering to the public or selected investors. It is costly and time consuming to have to notify each shareholder of a public company of their preemptive rights, and the process causes expensive delay in any stock issuance. Our shareholders constantly change as our stock is traded on the American Stock Exchange. Many of our shareholders hold their stock in street name, which would further complicate the process of according preemptive rights to our shareholders in the event of a stock issuance. Given the size of our Company, the fact that our stock is publicly traded, and the characteristics of our shareholder base, the board of directors believes that having preemptive rights in our Articles of Incorporation prevents our Company from taking full advantage of the public trading markets and restricts our ability to raise capital in an efficient way.

Few public companies still provide preemptive rights to their shareholders. The board of directors believes that preemptive rights are extremely rare among large public corporations because the related loss of flexibility in raising capital is widely recognized as undesirable. The board believes that eliminating preemptive rights will enhance shareholder value by enhancing the Company’s access to the capital markets.

Effectiveness of proposed change

If this proposal is approved by the shareholders at the annual meeting, the Company will deliver, as soon as reasonably practicable, to the Secretary of State of Mississippi articles of amendment reflecting such approval, and the change will be effective upon filing.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE PROPOSAL 2-ELIMINATING PREEMPTIVE RIGHTS FROM OUR ARTICLES OF INCORPORATION.

PROPOSAL TO ELIMINATE CUMULATIVE VOTING RIGHTS

(Item 3 on the Proxy Card)

The board of directors has approved and adopted for submission to shareholders an amendment to Article 14 of our Articles of Incorporation that would eliminate cumulative voting rights in the election of directors.

The proposed amendment reads as follows:

Article 14 is hereby amended to read in its entirety as follows:

14. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders shall not have a right to cumulate their votes for directors.

Vote required

In order to be implemented, this proposal must be approved by the holders of a majority of the shares of our common stock present or represented at the annual meeting.

Description of cumulative voting rights

Under Mississippi law, unless the articles of incorporation provide otherwise, each director is elected by a plurality of the votes cast in an election of directors. Our Articles of Incorporation currently provide, on the other hand, that in the election of directors, each holder of shares of stock entitled to vote shall be entitled to as many votes as shall equal the number of shares of such stock held, multiplied by the number of directors to be elected. A shareholder may cast all such votes for a single director or may distribute the votes among nominees as the shareholder sees fit.

For example, if there are 20 board positions to be filled, a shareholder with 10 shares may cast 200 votes (10 x 20). These votes may be cast for a single nominee or for more than one nominee, as the shareholder directs in his or her proxy. If 20 board positions are to be filled and all shares of our outstanding common stock were present or represented at a meeting, then a shareholder holding 5% of our common stock would have the power to cause at least one person to be elected as a director.

Reasons for the proposal to eliminate cumulative voting

The board of directors believes that the benefits of cumulative voting are much less relevant today than they were when cumulative voting was originally included in the Company’s Articles of Incorporation. At that time, one family held a substantial stock position in the Company. Under certain circumstances, that family would have had the ability to elect the entire board of directors, depending upon the level of shareholder participation in a particular annual meeting. Cumulative voting rights assured other shareholder groups the right to have some representation on the board of directors. Today, the Company’s stock is widely held, with no family or entity holding more than 5% of our common stock, to the board’s knowledge.

More importantly, the board believes that it is unwise to promote a system that allows one group of shareholders to cause the election of a representative that would owe loyalty to that electing group, rather than to all shareholders equally. In this sense, the board believes that the purpose of cumulative voting rights is inconsistent with current law regarding the fiduciary duties of directors toward all shareholders, rather than to one shareholder or a particular group of shareholders. Cumulative voting may allow a minority of shareholders to pool their votes to obtain representation on the Board to further objectives that may be contrary to the majority of the shareholders. The Board believes that this sort of special interest element on the board might steer the Company away from more broad based objectives. For the board to work effectively for all shareholders, each director should feel a responsibility to the shareholders as a whole and not to any special group of minority shareholders.

The Board believes that non-cumulative voting, on the other hand, is more likely to lead to representation of the shared interests of all shareholders. When cumulative voting is not present, each director is elected by plurality vote and therefore a single shareholder or group may not elect a director that is not supported by the plurality. The board believes that a non-cumulative, plurality system consistent with modern Mississippi law and the corporate laws of most jurisdictions, will best insure that the board will act for the benefit of all shareholders.

Special considerations

While the board of directors has not recommended elimination of cumulative voting as an anti-takeover measure, the elimination of cumulative voting could, under certain circumstances, render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company’s stock or the removal of incumbent management.

Effectiveness of change

If the proposal to eliminate cumulative voting is approved at the annual meeting, the Company will deliver, as soon as reasonably practicable, to the Secretary of State of Mississippi articles of amendment reflecting such approval, and the change will be effective as of the date of such filing.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION ELIMINATING CUMULATIVE VOTING RIGHTS IN THE ELECTION OF DIRECTORS.

EXECUTIVE COMPENSATION

The following table sets forth the compensation for services in all capacities to the Corporation for the fiscal years ending December 31, 2004, 2003 and 2002, of the chief executive officer and the four most highly compensated executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Number of Securities Underlying Options	All Other Compensation

Lewis F. Mallory, Jr. Chairman and Chief Executive Officer	2004 2003 2002	$342,000 342,000 314,000	$0 0 109,000	33,333 0 33,333	$23,278 35,504 40,095	(1)

Mark A. Abernathy President and Chief Operating Officer	2004 2003 2002	$203,000 203,000 184,750	$0 0 60,967	13,333 0 13,333	$13,547 18,374 19,056	(2)

Richard T. Haston Executive Vice President, Chief Financial Officer and Treasurer	2004 2003 2002	$161,000 151,000 137,498	$0 0 41,249	8,667 0 8,667	$9,728 10,299 8,184	(3)

Thomas J. Prince, Jr. Vice President	2004 2003 2002	$130,658 122,110 112,805	$0 0 38,353	6,000 0 6,000	$10,458 11,328 8,857	(4)

John R. Davis Vice President	2004 2003 2002	$109,815 103,113 95,593	$17,722 0 19,119	4,667 0 4,667	$6,769 6,892 5,872	(5)

(1)	Includes dividend equivalent credits to Mr. Mallory’s account under the phantom stock plan in the amount of $7,378, the Corporation’s matching contribution to its Salary Reduction Thrift Plan in the amount of $9,750 and the Corporation’s contribution to its profit sharing plan in the amount of $6,150.

(2)	Includes dividend equivalent credits to Mr. Abernathy’s account under the phantom stock plan in the amount of $2,293, the Corporation’s matching contribution to its Salary Reduction Thrift Plan in the amount of $5,164 and the Corporation’s contribution to its profit sharing plan in the amount of $6,090.

(3)	Includes the Corporation’s matching contribution to its Salary Reduction Thrift Plan in the amount of $4,898 and the Corporation’s contribution to its profit sharing plan in the amount of $4,830.

(4)	Includes the Corporation’s matching contribution to its Salary Reduction Thrift Plan in the amount of $6,538 and the Corporation’s contribution to its profit sharing plan in the amount of $3,920.

(5)	Includes the Corporation’s matching contribution to its Salary Reduction Thrift Plan in the amount of $3,475 and the Corporation’s contribution to its Profit Sharing Plan in the amount of $3,294.

Stock Option Plan

The Corporation maintains two long-term incentive plans for the benefit of the named executives: a phantom stock plan, in which only Mr. Mallory and Mr. Abernathy participate, and a long-term incentive compensation plan. No units were awarded under the phantom stock plan in 2004. As of December 31, 2004, the values of Messrs. Mallory and Abernathy’s accounts in the plan were $291,237 and $90,130, respectively, and the aggregate numbers of units credited to the accounts were 8,579.2 and 2,666.68, respectively.

In 2001, the board of directors adopted a long-term incentive compensation plan that reserved for grant or issuance an aggregate of 235,000 shares of the Corporation’s common stock. In accordance with the terms of the plan, the total number of shares reserved was adjusted to 313,333 shares as a result of the four-for-three stock split that occurred during the third quarter of 2002. As of December 31, 2004, options to purchase a total of 311,867 shares of the Corporation’s common stock had been granted under this plan at a weighted-average exercise price of $23.21 per share. A total of 1,466 shares remain available for future grants under this plan. At the time this plan was adopted, the rules of the American Stock Exchange did not require shareholder approval if the amount of shares issuable under the plan (together with other shares reserved for issuance to management) did not exceed 5% of the Corporation’s outstanding stock. Therefore, this plan was not submitted to the shareholders for approval. Under the terms of the plan, grants can be made only in the form of nonqualified options at an exercise price set at, or above, the fair market value of the Corporation’s common stock, determined on the date of grant.

In 2003, the board of directors adopted and recommended for shareholder approval the NBC Capital Corporation 2003 Long-Term Incentive Compensation Plan. The shareholders of NBC Capital Corporation at the Annual Meeting of Shareholders held on May 20, 2003 approved this plan. A total of 500,000 shares have been reserved for issuance under this plan. As of December 31, 2004, options to acquire a total of 44,495 shares had been granted under this plan at a weighted-average exercise price of $25.18 per share. A total of 455,505 shares remain available for future grants under this plan. Under the terms of the plan, grants can be made only in the form of nonqualified options at an exercise price set at, or above, the fair market value of the Corporation’s common stock, determined on the date of grant.

The following table describes the options granted in 2004 to each of the executive officers name in the Summary Compensation Table.

OPTION GRANTS IN 2004

Name	No. of Securities Underlying Options	% Total Options Granted to Employees	Exercise Price(1) ($/share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for the Option Term

					5%	10%

Lewis F. Mallory, Jr.	33,333	24.0%	$25.18	4-30-14	$527,995	$1,337,653

Mark A. Abernathy	13,333	9.6%	$25.18	4-30-14	$211,195	$535,053

Richard T. Haston	8,667	6.2%	$25.18	4-30-14	$137,285	$347,807

Thomas J. Prince, Jr.	6,000	4.3%	$25.18	4-30-14	$95,040	$240,780

John R. Davis	4,667	3.4%	$25.18	4-30-14	$73,925	$187,287

(1)	The exercise price is the fair market value of the Corporation’s common stock on the date of grant.

The following table describes the value of the outstanding options, determined as of December 31, 2004, for each of the executive officers name in the Summary Compensation Table.

2004 YEAR-END OPTION VALUES

Name	Number of Securities Underlying Unexercised Options Granted Fiscal Year End(1) (E)Exercisable/(U)Unexercisable		Value of Options At Fiscal Year End(2) (E)Exercisable/(U)Unexercisable
Lewis F. Mallory, Jr.	58,334 41,665	(U) (E)	$ $	135,838 186,493	(U) (E)
Mark A. Abernathy	23,334 16,665	(U) (E)		$54,338 $74,593	(U) (E)
Richard T. Haston	15,168 10,833	(U) (E)		$35,321 $48,489	(U) (E)
Thomas J. Prince, Jr.	10,500 7,500	(U) (E)		$24,450 $33,570	(U) (E)
John R. Davis	8,168 5,833	(U) (E)		$19,021 $26,109	(U) (E)

(1)	The options are subject to a vesting schedule.
(2)	All options outstanding as of December 31, 2004 are in the money.

Employee Benefit Plans

The Corporation maintains four employee benefit plans: a defined benefit pension plan, a savings plan, a profit sharing plan, and an employee stock ownership plan. Matching contributions to the 401(k) plan and profit sharing contributions for the named executives are included in the Summary Compensation Table. No contributions were made to the employee stock ownership plan in 2004.

The pension plan and profit sharing plan are a floor offset arrangement, under which the benefits payable from the pension plan are offset, or reduced, by amounts payable from the profit sharing plan. There are no reductions in benefits under this plan for social security payments. Benefits under the pension plan are based upon a formula that takes into account average compensation and years of credited service. Average compensation is determined over the five consecutive year period in which compensation is the greatest. Compensation taken into account for the named executives is listed in the salary column of the Summary Compensation Table, subject to an annual limitation that is imposed under the Internal Revenue Code, which is $205,000 for 2004.

The following table describes the estimated benefits payable from the offset arrangement at the normal retirement age, age 65, in the form of a 10-year certain and life annuity.

5 Year Average Annual Earnings	Years of Service(1)
	10	20	30	40	45
25,000	3,100	$6,300	9,400	12,500	13,400
50,000	6,300	12,500	18,800	25,000	26,900
75,000	10,100	20,100	30,100	40,100	42,900
100,000	14,400	28,900	43,200	57,600	61,400
125,000	18,800	37,600	56,300	75,100	79,800
150,000	23,200	46,400	69,500	92,600	98,300
170,000	26,700	53,300	80,000	106,600	113,000
189,000	30,000	60,000	89,900	119,900	127,000

(1)	Messrs. Mallory, Abernathy, Haston, Prince and Davis have 40, 10, 8, 26, and 18 years of service respectively.

The Corporation provides a voluntary deferred compensation plan for certain of its executives and senior officers. Under this plan, the participants may defer up to 25% of their annual compensation. The Corporation may, but is not obligated to contribute to the plan. Amounts contributed to this plan are credited to a separate account for each participant and are subject to a risk of loss in the event of the Corporation’s insolvency. There were no contributions to this plan in 2004.

Employment Agreements

The Corporation is a party to an executive employment agreement with Mr. Mallory, which expires on May 31, 2006. The agreement provides that should the Company, without cause, terminate Mr. Mallory, the Company would pay all accrued salary and bonus to the date of termination and the executive’s base compensation payable until the Termination Date (determined without regard to the automatic renewal provision of the contract), but not less than 100% of such base compensation. If Mr. Mallory’s employment is terminated in connection with a change in control, he is entitled to a termination benefit equal to three times his base compensation in effect immediately prior to the change in control, along with a continuation of medical insurance coverage for a period of three years. If Mr. Mallory were terminated in 2005, under the change in control provisions of this contract, he would receive a lump sum payment of $1,062,000 under the agreement.

The Corporation has also entered into agreements with Messrs. Abernathy and Haston, each of which expires on May 31, 2006. These agreements provide that should the Company, without cause, terminate Messrs. Abernathy and Haston, the Company would pay all accrued salary and bonus to the date of termination and the executive’s base compensation payable until the Termination Date (determined without regard to the automatic renewal provision of the contract), but not less than 100% of such base compensation. Under these agreements, in the event employment is terminated in connection with a change in control, the Corporation will pay an amount equal to two times the base compensation in effect immediately prior to the change in control, along with a continuation of medical insurance coverage for a period of three years. If Mr. Abernathy and Mr. Haston were terminated in 2005, under the change in control provisions of this contract, they would receive $445,000 and $345,000, respectively.

COMPENSATION COMMITTEE REPORT

Five non-employee directors serve on the board’s compensation committee. Among other duties, the committee administers the Corporation’s executive compensation programs and recommends to the board the salary and bonus for the chief executive and other executive officers. The committee met three times during 2004.

Each year, the committee reviews the current compensation practices of financial institutions of similar asset size, to ensure that the Corporation’s compensation practices, policies and programs are approximately at the median of these institutions. The Corporation obtains information about comparable compensation practices from Watson Wyatt, an independent national compensation-consulting firm. The Corporation’s executive compensation program consists of three basic components: base salary, short-term bonuses, and long-term incentives. In addition, executives participate in the benefit plans and programs that are generally available to all employees of the Corporation.

Each year, the base salary of each executive officer is reviewed, using salary survey data developed by the independent compensation consultant. The increases indicated by the 2002, 2003 and 2004 reviews and approved by the compensation committee were effective January 1, 2003, 2004 and 2005, respectively.

Short-term bonuses are cash compensation that may be awarded annually, provided the performance goals designated each year by the committee are achieved. For 2004, the performance goals for Messrs. Mallory, Abernathy and Haston related to the Corporation’s return on equity and net operating income. The performance goals applicable to Messrs. Prince and Davis related to the Corporation’s net operating income and certain additional non-objective measures. The committee determined that the 2004 goals were not satisfied, and no bonuses were awarded under these programs, except for a bonus earned by Mr. Davis, as reflected in the Summary Compensation Table.

During 2001 and 2003, the Corporation adopted long-term incentive plans, the purpose of which is to further link the financial performance of the Corporation to the financial interests of its executives. During 2004, stock options totaling 139,178 shares were granted under these plans.

The compensation committee practices described above were used to set the compensation of Mr. Mallory, the chairman and chief executive officer of the Corporation. Effective January 1, 2004, the committee did not change Mr. Mallory’s base salary; therefore, it remained at $342,000 for 2004. With respect to 2004, Mr. Mallory did not receive a bonus; however, he was granted options to acquire 33,333 shares of common stock.

Under Section 162(m) of the Internal Revenue Code, compensation in excess of $1 million paid to a chief executive officer or to any of the four other most highly compensated officers generally cannot be deducted. The committee has determined the Corporation’s compensation practices and policies are not currently affected by this limitation.

Respectfully submitted,

The Compensation Committee of the Board of Directors,

J. Nutie Dowdle, Chairman Robert L. Calvert, III	Robert S. Jones Allen B. Puckett, III	Henry S. Weiss

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The members of the compensation committee are set forth above. There were no committee interlocks or insider participation in compensation decisions in 2004.

PERFORMANCE GRAPH

The Securities and Exchange Commission requires that the Corporation include in its proxy statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a performance indicator of the overall stock market and either a nationally recognized industry standard or an index of peer companies selected by the Corporation. The broad market index used in the graph is the AMEX Market Index. The Corporation has chosen to use CoreData Financial Information “413-REGIONAL -SOUTHEAST BANKS” as its peer group index. A list of the companies is included in the index following the graph.

The graph assumes that $100 was invested in shares of the relevant issuers on January 1, 2000, and all dividends were immediately invested in additional shares. The value of the initial $100 investment is shown at one-year intervals, for a five-year period ending December 31, 2004. For purposes of constructing this data, the returns of each component issuer have been weighted according to that issuer’s market capitalization.

MG Industry Group 413-Regional-Southeast Banks

ALABAMA NATIONAL BANCORP	AMSOUTH BANCORPORATION	AUBURN NATIONAL BANC INC.
BANC CORPORATION	BANCORPSOUTH INC.	BANCTRUST FINANCIAL GRP
BANK OF THE OZARKS INC	BEACH FIRST NATL BNKSHRS	BRITTON & KOONTZ CAP CP
CAPITAL BANCORP INC	CARDINAL FINANCIAL CORP	CENTERSTATE BANKS OF FL
CITIZENS FIRST CORP	CIVITAS BANKGROUP INC	COLONIAL BANCGROUP CLA
COMMUNITY BNCSHRS INC DE	COMMUNITY FIRST BNCP SC	COMMUNITY NATL BANCORP
COMMUNITY TRUST BNCP INC	COMPASS BANCSHARES INC.	CORNERSTONE BANCSHARES
CRESCENT BANKING COMPANY	EASTERN VIRGINIA BNKSHRS	FARMERS CAPITAL BANK CP
FAUQUIER BANKSHARES INC	FIRST BANCSHARES INC MS	FIRST CAPITAL BANK
FIRST COMMUNITY BK CORP	FIRST HORIZON NATIONAL	FIRST M & F CORPORATION
FIRST NATL BANCSHRS	FIRST SECURITY BANCORP	FNB CORPORATION FL
FNB CORPORATION VA	FOUR OAKS FINCORP	GLOBE BANCORP INC
HANCOCK HOLDING CO	HERITAGE BANKSHARES VA	HIBERNIA CORP A
IBERIABANK CORPORATION	METAIRIE BANK & TRUST LA	MIDSOUTH BANKCORP INC
MINDEN BANCORP INC	MOUNTAIN NATIONAL BANC	NB&T FINANCIAL GROUP
NBC CAPITAL CORPORATION	PENSECO FINL SVCS CORP	PEOPLES BANCTRUST CO
THE PEOPLES HOLDING CO	PINNACLE BANCSHARES CORP	PINNACLE FINANCIAL PARTN
PREMIER FINANCIAL BANCP	REGIONS FINANCIAL CORP	REPUBLIC BANCORP INC CLA
S.Y. BANCORP INC	SIMMONS FIRST NATL CORP	SOUTHCOAST FNCL CORP
TRUSTMARK CORP	UNITED SECURITY BANCSHRS	WHITNEY HOLDING CORP

AUDIT COMMITTEE REPORT

The audit committee supervises the Corporation’s internal audit function and general auditor, directs an examination of the Corporation’s books and records at least annually and reviews regulatory examination reports, including internal audit reports and audit reports issued by the Corporation’s independent auditors. The audit committee held six meetings during 2004. Each member of the audit committee is an “independent director” as defined in Section 121(A) of the American Stock Exchange’s Listing Standards and in Section 10A of the Securities Exchange Act of 1934, as amended. Mr. Dan R. Lee is an audit committee financial expert. The audit committee operates under a written charter that was adopted by the board of directors. A copy of the charter can be view on the Corporation’s web site at www.nbcbankline.com under the investor relations tab and is attached as Appendix A to this Proxy Statement. As required by Section 10A of the Securities Exchange Act of 1934, as amended, the Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of the work of the external auditor, T. E. Lott and Company. As a result, the external auditor reports directly to the Audit Committee, which has the ultimate authority to approve the terms of all audit engagements.

The audit committee has reviewed and discussed the audited financial statements with management and T. E. Lott & Company. The discussions with T. E. Lott & Company included the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the audit committee received the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed with representatives of T. E. Lott & Company the independence of the auditor.

Based upon the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee of the Board of Directors,

Robert A. Cunningham, Chairman	James D. Graham	Henry S. Weiss
David Byars	Dan R. Lee
Robert S. Caldwell, Jr.	H. Stokes Smith

Independent Public Accountants

The Corporation’s consolidated financial statements for the year ended December 31, 2004, were audited by the firm of T. E. Lott & Company. T. E. Lott & Company has also been appointed to audit the Corporation’s financial statements for 2005. A representative of the firm is expected to be present at the annual meeting. If present, the representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

The fees billed for services rendered by T. E. Lott & Company for the fiscal year 2004 were as follows:

•	Audit Fees – Aggregate fees for professional services rendered by T. E. Lott & Company in connection with the audit of NBC Capital Corporation’s consolidated financial statements and internal controls over financial reporting, for reviews of the financial information in the Company’s quarterly reports on Form 10-Q, and consents included in SEC filings were approximately $ 208,746 in 2004 and $133,835 in 2003.

•	Audit Related Fees – Aggregate fees for services rendered by T. E. Lott & Company for audit related services which included employee benefit plan audits, regulatory examinations, acquisition consultations, regulatory filings, and consultations concerning accounting and financial reporting standards were approximately $59,380 in 2004 and $48,495 in 2003.

•	Tax Service Fees – Aggregate fees for services rendered by T. E. Lott & Company for preparation of income and other tax returns, tax advice and tax planning were approximately $24,976 in 2004 and $30,018 in 2003.

•	All Other Fees – There were no other fees for services provided by T. E. Lott & Company other than those set forth above.

All of the services listed above were pre-approved by the Audit Committee. The committee has considered the compatibility of the performance of these non-audit services with maintaining T. E. Lott & Company’s independence.

In connection with the engagement of the independent auditor, the Audit Committee’s pre-approval process of specific services and fees includes a review of specific services to be performed based on the four categories of services outlined above, a review of fees incurred for such services in the past, a review of expected fees to be incurred, a comparison of fees for similar services, and the establishment of pre-approval limits. The term of any pre-approval is twelve months from the date of the pre-approval, unless the Audit Committee specifically provides for a more definitive period. Fees for any services that will exceed the pre-approval limits must by separately approved by the Audit Committee. During the year, circumstances may also arise when it becomes necessary to engage the independent auditor for additional services not contemplated by the original pre-approval engagement. In those instances, the Audit Committee requires separate pre-approval before engaging the independent auditor for such services. In this regard, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next meeting. The Audit Committee may not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND INDEBTEDNESS

During the fiscal year 2004, the law firm of Gholson, Hicks and Nichols provided legal services to the Corporation and its subsidiaries. Hunter Gholson, a director of the Corporation, is associated with Gholson, Hicks and Nichols, a professional association. Gholson, Hicks, and Nichols received a total of $85,807 in legal fees from the Corporation during the fiscal year 2004.

Certain directors and officers of the Corporation, businesses with which they are associated, and members of their immediate families are customers of the subsidiary banks and had transactions with these banks in the ordinary course of its business during the year ended December 31, 2004. As of December 31, 2004, the aggregate principal amount of indebtedness (including unfunded commitments) owed to the banks by these related parties was $37,777,752. This indebtedness comprised approximately 4.58% of the total currently outstanding loans as of December 31, 2004. In the opinion of the board, such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Under Section 402 of the Sarbanes-Oxley Act of 2002, loans to executive officers are generally prohibited. However, the law exempts any loan made or maintained by an insured depository institution if the loan is subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act. All loans to executive officers made by the Corporation’s subsidiary banks are subject to the above referenced section of the Federal Reserve Act. All such loans are included in the total of related party transactions discussed in the preceding paragraph.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors, executive officers, and any person beneficially owning more than 10% of the Corporation’s common stock to file reports of securities ownership and changes in that ownership with the

Commission. Officers, directors and greater than 10% stockholders also are required to furnish the Corporation with copies of all Section 16(a) forms that they file. Based solely upon a review of the copies of the forms filed during 2004 and to the date of this Proxy, the Corporation believes that its officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except Clifton B Fowler, who filed a late Form 4 on May 14, 2004, for 2,300 shares sold following distribution from an employee stock ownership plan and James D. Graham who filed a late Form 4 on February 9, 2005 for 1,000 shares purchased on February 4, 2005.

OTHER MATTERS

Management of the Corporation is not aware of any other matters to be brought before the annual meeting. However, if any other matters are properly brought before the annual meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

PROPOSALS OF SHAREHOLDERS

At the annual meeting each year, the board of directors submits to shareholders its nominees for election as directors. The board of directors may also submit other matters to the shareholders for action at the annual meeting. Shareholders of the Corporation may also submit proposals for inclusion in the proxy materials. Proposals of shareholders intended to be presented at the 2006 annual meeting of shareholders must be received by Lewis F. Mallory, Jr., Chairman of the Board and Chief Executive Officer of the Corporation at 301 East Main Street, Starkville, Mississippi 39759, no later than Friday, December 16, 2005, in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2006 annual meeting. Nominees to be proposed for election as directors must be delivered in accordance with the Corporation’s bylaws and received by Hunter M. Gholson, Secretary of the Corporation at 301 East Main Street, Starkville, Mississippi 39759, no later than Monday, January 16, 2006 in order for such nominations to be considered duly nominated. Nominations received after business reopens will be untimely.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

Upon the written request of any record holder or beneficial owner of the shares entitled to vote at the annual meeting, the Corporation, without charge, will provide a copy of its annual report on Form 10-K for the year ended December 31, 2004, which was filed with the Securities and Exchange Commission on March 14, 2004. Requests should be mailed to Richard T. Haston, Executive Vice President and Chief Financial Officer, at P.O. Box 1187, Starkville, Mississippi, 39760.

APPENDIX A

NBC Capital Corporation

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

I.	SCOPE OF RESPONSIBILITY OF AUDIT COMMITTEE

A.	General

Subject to the limitations noted in Section VIII, the primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by (1) overseeing the Company’s development of a system of financial reporting, auditing, internal controls and compliance with all applicable securities laws, (2) monitoring the operation of such system and (3) reporting to the Board of Directors periodically concerning activities of the Audit Committee.

B.	Relationship to Other Groups

1. Allocation of Responsibilities. The management of the Company is responsible primarily for developing the Company’s accounting practices, preparing the Company’s financial statements and maintaining internal controls. The internal auditors are responsible primarily for objectively assessing the Company’s internal controls. The outside auditors are responsible primarily for auditing and attesting to the Company’s financial statements and evaluating the Company’s internal controls. Subject to the limitations noted in Section VIII, the Audit Committee, as the delegate of the Board of Directors, is responsible for overseeing this process. The functions of the Audit Committee are not intended to duplicate, certify or guaranty the activities of management or the internal or outside auditors.

2. Accountability. The outside and internal auditors will be apprised that they report directly to the Audit Committee.

3. Communication. The Audit Committee will strive to maintain an open and free avenue of communication among management, the outside auditors, the internal auditors, and the Board of Directors.

II.	COMPOSITION OF AUDIT COMMITTEE

The Audit Committee will be comprised of three or more directors selected in accordance with the Company’s bylaws, each of whom will meet the standards of independence or other qualifications required from time to time by the American Stock Exchange and applicable law.

III.	MEETINGS OF AUDIT COMMITTEE

The Audit Committee will meet at least three times annually, or more frequently if the Committee determines it to be necessary. To foster open communications, the Audit Committee may invite other directors or representatives of management, the outside auditors or the internal auditors to attend any of its meetings, but reserves the right in its discretion to meet in executive session. The Audit Committee will maintain written minutes of all its meetings and provide a copy of all such minutes to every member of the Board of Directors.

IV.	POWERS OF AUDIT COMMITTEE

A.	Activities and Powers Relating to the Annual Audit

1. Planning the Annual Audit. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the outside auditors. In connection with this responsibility, the Committee will monitor the planning of each annual audit of the Company’s financial statements, including taking any of the following actions that the Audit Committee deems to be necessary or appropriate in connection therewith:

a. approve the terms of the outside auditors’ annual engagement letter;

b. review significant relationships between the outside auditors and the Company, including those described in written statements of the outside auditors furnished to the Audit Committee under Independence Standards Board Standard No. 1; and

c. discuss the scope and comprehensiveness of the audit plan of the outside auditors.

2. Review of Annual Audit. The Audit Committee will review the results of each annual audit with management and the outside auditors, including a review of any of the following matters that the Audit Committee deems to be necessary or appropriate:

a. the Company’s annual financial statements and related footnotes, and any report, opinion or review rendered thereon by the outside auditors or management;

b. other sections of the Company’s 10-K annual report that pertain principally to financial matters;

c. significant audit findings, adjustments, risks or exposures;

d. “reportable conditions” or other matters that are required by generally accepted auditing standards (including Statement of Auditing Standards No. 61) or federal securities laws (including Section 10A of the Securities Exchange Act of 1934) to be communicated by outside auditors to the Audit Committee;

e. difficulties or disputes with management or the internal auditors encountered during the course of the audit and any management letters provided by the outside auditors;

f. the outside auditors’ views regarding the Company’s financial disclosures, the quality of the Company’s accounting principles as applied, the underlying estimates and other significant judgments made by management in preparing the financial statements, and the compatibility of the Company’s principles and judgments with prevailing practices and standards;

g. significant changes in the Company’s accounting principles, practices or policies during the prior year and the rationales therefor;

h. the accounting implications of significant new transactions;

i. the adequacy of the Company’s financial reporting processes, internal controls and securities law compliance procedures;

j. changes required in the outside auditors’ audit plan for future years; and

k. the extent to which the Company has implemented changes in financial and accounting practices or internal controls that were previously recommended to or approved by the Audit Committee.

B.	Other Powers

The Audit Committee is given the authority to take any or all of the following actions that it deems to be necessary or appropriate:

1. meet from time to time with the internal auditors to (a) discuss the scope and comprehensiveness of the internal auditors’ staffing and budget or (b) review the extent to which the Company has implemented prior recommendations of the internal auditors;

2. meet jointly or separately from time to time with representatives of the outside auditors, the internal auditors, or any member of management to assist in resolving differences among them or to discuss the performance and independence of the outside or internal auditors or any other issue referred to in this Charter;

3. make recommendations to management or the Board of Directors regarding (a) the replacement of the outside auditors, (b) changes in the staffing, budget or charter (if any) of the internal auditors or (c) changes in the services or practices of the outside or internal auditors;

4. approve the terms (including fees) of all audits and other engagements;

5. take action designed to satisfy the Audit Committee and the Board of Directors of the independence of the outside auditors, including adopting resolutions that require management to either notify or obtain the approval of the Audit Committee or its Chairman prior to the Company’s retainment of the outside auditors to perform any consulting or other non-audit services (excluding those that will not involve annual payments exceeding any minimum amounts designated by the Committee);

6. request management or the outside or internal auditors to provide any information that the Audit Committee deems necessary to perform its oversight functions, including copies or summaries of reports of the internal auditors (and management’s responses thereto);

7. conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities, and employ independent legal counsel or other professionals to assist in any such investigations;

8. review periodically the effectiveness and adequacy of the Company’s securities law compliance procedures, and consider, adopt and recommend to the Board of Directors any proposed changes thereto as management or the Audit Committee deems appropriate or advisable;

9. review periodically the procedures established by the Company to monitor its compliance with debt covenants;

10. consult periodically with the Company’s legal counsel concerning the Audit Committee’s responsibilities or legal matters that may have a material impact on the Company’s financial statements, internal controls, or corporate compliance procedures;

11. undertake any special projects assigned to it by the Board of Directors;

12. issue any reports or perform any other duties required by (a) the Company’s articles of incorporation or bylaws, (b) applicable law or (c) rules or regulations of the Securities and Exchange Commission, the American Stock Exchange, or any other self-regulatory organization having jurisdiction over the affairs of the Audit Committee;

13. RETAIN, TO THE EXTENT IT DEEMS NECESSARY OR APPROPRIATE, INDEPENDENT LEGAL, FINANCIAL OR OTHER ADVISORS, AND APPROVE RELATED FEES AND OTHER RETENTION TERMS;

14. appoint, in its discretion, one or more subcommittees for any purposes within the Audit Committee’s scope of responsibilities; and

15. consider and act upon any other matters concerning the financial affairs of the Company as the Audit Committee, in its discretion, may determine to be advisable in connection with its oversight functions.

V.	REVIEW OF CHARTER

The Audit Committee will review this Charter annually, and may consider, adopt and submit to the Board of Directors any proposed changes that the Audit Committee deems appropriate or advisable.

VI.	ANNUAL PERFORMANCE EVALUATION

The Audit Committee will conduct an annual evaluation of its performance, including the Committee’s compliance with the provisions of this Charter and forward written notice to the Chairman of the Nominating and Corporate Governance Committee confirming that such performance evaluation has been completed each year.

VII.	PROCEDURE FOR TREATMENT OF COMPLAINTS

The Chairman of the Audit Committee shall be designated as the person to whom all employees with concerns regarding accounting, auditing, or internal control matters should communicate their concerns. This designation, together with the address of the Chairman of the Audit Committee, and the fact that concerns can be expressed on an anonymous basis, shall be conveyed to all employees of the Company and shall be placed in the Employee Manual.

Upon receipt of any complaint, the Chairman of the Audit Committee shall have the authority either to (a) authorize the internal auditors to investigate the complaint; (b) retain outside advisors to investigate the complaint; or (c) convene a special meeting of the Audit Committee to discuss the investigation of the complaint. Each complaint shall be reported to the Audit Committee at its next meeting, and shall be investigated and resolved to the satisfaction of the Audit Committee. If the investigation discloses any misdeeds on the part of the senior management team, the matter shall be promptly reported to the entire Board of Directors.

VIII.	LIMITATIONS

A. Notwithstanding anything in this Charter to the contrary, the Committee shall not be required to take all of the actions or to exercise all of the powers enumerated above. The Committee’s failure to investigate any matter, to resolve any dispute or to take any other actions or exercise any powers enumerated above in connection with the good faith exercise of its oversight functions shall in no way be construed as a breach of its duties or responsibilities to the Company, its directors or its shareholders.

B. The Audit Committee is not responsible for preparing the Company’s financial statements, planning or conducting the audit of such financial statements, or determining that such financial statements are complete and accurate or prepared in accordance with generally accepted accounting standards, all of which are the responsibility of management or the outside auditors. The Audit Committee’s oversight functions involve substantially lesser responsibilities than those associated with the audit performed by the outside auditors. In connection with the Audit Committee’s oversight functions, the Committee may rely on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, and on the representations of the outside auditors.

C. In carrying out its oversight functions, the Audit Committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

* * * * * * * * * *

Originally adopted and approved by the Audit Committee and Board of Directors on January 29, 2003.

The Board of Directors recommends a vote “FOR” all nominees listed below.				The Board of Directors recommends a vote “FOR” Items 2 and 3 below.
		FOR	WITHHOLD AUTHORITY		FOR	AGAINST	ABSTAIN
ITEM 1. To elect twenty one directors of NBC Capital Corporation to serve until the 2006 annual meeting, or until their Successors are duly elected and qualified.		☐	☐	ITEM 2. To amend the Corporation’s Articles of Incorporation to eliminate preemptive rights for shareholders.	☐	☐	☐

(INSTRUCTION: To withhold authority to vote for any individual nominees check the box above to vote “FOR” all nominees and strike a line through the nominee’s name in the list below. Holders of common stock may cumulate their votes for one or more directors. To cumulate votes, place the number of votes for a director on the line next to such director’s name)				ITEM 3. To amend the Corporation’s Articles of Incorporation to eliminate cumulative voting rights in the election of directors.	FOR ☐	AGAINST ☐	ABSTAIN ☐
___ ___ ___ ___ ___ ___	Mark A. Abernathy David Byars Robert S. Caldwell, Jr. Robert L. Calvert, III Robert A. Cunningham J. Nutie Dowdle	___ ___ ___ ___ ___ ___	Clifton S. Hunt Robert S. Jones Dan R. Lee Lewis F. Mallory, Jr. Thomas J. Prince, Jr. Allen B. Puckett, III	ITEM 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment thereof.	FOR ☐	AGAINST ☐	ABSTAIN ☐
___	Gregory M. Duckett	___	Dr. James C. Ratcliff
___	James C. Galloway, Jr.	___	H. Stokes Smith
___	Hunter M. Gholson	___	Sammy J. Smith
___	James D. Graham	___	Henry S. Weiss
___	Bobby L. Harper

				Signature of Stockholder		Date

				Signature if held jointly		Date

NOTE: Please sign exactly as the name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee or guardian please give full title as such. If a corporation, please sign full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person(s).

Please mail in the accompanying postpaid envelope.

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PROXY

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON June 14, 2005

NBC CAPITAL CORPORATION

Starkville, Mississippi

The undersigned shareholder(s) hereby appoint(s) Robert L. Calvert, III, Robert A. Cunningham, Allen B. Puckett, III and Sammy J. Smith or any one of them (with full power to act alone), proxies for the undersigned to attend the annual meeting of the shareholders of NBC Capital Corporation to be held on Tuesday, June 14, 2005 at 5:00 p.m. at the National Bank of Commerce, Columbus Banking Center, 803 Main Street, Columbus, Mississippi, and any and all adjournments, thereof, with full power for any of them to appoint and to revoke the appointment of a substitute for themselves at such meeting or at any and all adjournments thereof, and to vote as many shares of the capital stock of NBC Capital Corporation as the undersigned would be entitled to vote if personally present.

This proxy will be voted as directed below on the proposals set forth in the proxy statement of the meeting.

(Continued, and to be marked, dated and signed, on the other side)

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